UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

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☒	Soliciting Material pursuant to § 240.14a-12

ALLEGHENY ENERGY, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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EXPLANATORY NOTE

The following is a copy of the joint press release issued on July 16, 2010, by Allegheny Energy, Inc. and FirstEnergy Corp.

Contacts for FirstEnergy: For Investors: Ronald Seeholzer (330) 384-5415	Contacts for Allegheny: For Investors: Max Kuniansky (724) 838-6895

For Media: Tricia Ingraham (330) 384-5247	For Media: David Neurohr (724) 838-6020

FirstEnergy and Allegheny Energy Announce S-4 Filing

Declared Effective by the SEC

Special Shareholder Meetings Scheduled

AKRON, Ohio and GREENSBURG, Pa., July 16, 2010—FirstEnergy Corp. (NYSE: FE), and Allegheny Energy, Inc. (NYSE: AYE) announced today that FirstEnergy’s Form S-4 registration statement regarding their proposed merger has been declared effective by the Securities and Exchange Commission. Each company will hold a special meeting on Tuesday, September 14, 2010, to give shareholders the opportunity to vote on the transaction.

“We are pleased to have completed this important step in our merger and look forward to meeting with shareholders,” said FirstEnergy President and Chief Executive Officer Anthony J. Alexander. “We continue to believe that the combination of FirstEnergy and Allegheny Energy will provide significant benefits to our shareholders and we encourage their support.”

“This merger significantly enhances value for Allegheny Energy shareholders, who will receive both a meaningful premium and a substantial increase in the dividend based on FirstEnergy’s current practice,” said Allegheny Energy Chairman, President and Chief Executive Officer Paul J. Evanson.

Shareholders of record of each company as of July 16, 2010 will be mailed the joint proxy statement/prospectus included in the registration statement in connection with the proposed merger and will be entitled to vote at the respective companies’ shareholders’ meetings. Details on meeting times and locations for each company are available in the joint proxy statement/prospectus.

The boards of directors of FirstEnergy and Allegheny Energy both have unanimously approved the transaction and urge shareholders to vote “FOR” the merger and the related proposals.

Summary of the Proposed Merger

The proposed combination of FirstEnergy and Allegheny Energy is a natural strategic fit that would provide a better platform for growth than either company would have been able to achieve individually. Key highlights of the proposed merger include:

•

The combination would create a leading regional energy provider with utility operations serving over 6 million customers in seven states, approximately $16 billion in annual revenues and $1.4 billion in annual net income, based on combined figures as of December 31, 2009, and approximately 24,000 megawatts of generating capacity from a diverse mix of regional coal, nuclear, natural gas, oil and renewable power resources.

•	The transaction is anticipated to be accretive to FirstEnergy earnings in the first year following the close.

•

Allegheny Energy shareholders would receive 0.667 shares of FirstEnergy common stock in exchange for each share of Allegheny Energy they own. Following the completion of the merger, it is anticipated that FirstEnergy shareholders will own approximately 73 percent and Allegheny Energy shareholders will own approximately 27 percent of the combined company.

The merger is expected to close in the first half of 2011, subject to customary closing conditions, including shareholder and regulatory approvals, as outlined in the joint proxy statement/prospectus that is being mailed to shareholders.

INFORMATION CONCERNING FORWARD-LOOKING STATEMENTS

In addition to historical information, this news release may contain a number of “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Words such as anticipate, expect, project, intend, plan, believe, and words and terms of similar substance used in connection with any discussion of future plans, actions, or events identify forward-looking statements. Forward-looking statements relating to the proposed merger include, but are not limited to: statements about the benefits of the proposed merger involving FirstEnergy and Allegheny Energy, including future financial and operating results; FirstEnergy’s and Allegheny Energy’s plans, objectives, expectations and intentions; the expected timing of completion of the transaction; and other statements relating to the merger that are not historical facts. Forward-looking statements involve estimates, expectations and projections and, as a result, are subject to risks and uncertainties. There can be no assurance that actual results will not materially differ from expectations. Important factors could cause actual results to differ materially from those indicated by such forward-looking statements. With respect to the proposed merger, these factors include, but are not limited to: risks and uncertainties relating to the ability to obtain the requisite FirstEnergy and Allegheny Energy shareholder approvals; the risk that FirstEnergy or Allegheny Energy may be unable to obtain governmental and regulatory approvals required for the merger, or required governmental and regulatory approvals may delay the merger or result in the imposition of conditions that could reduce the anticipated benefits from the merger or cause the parties to abandon the merger; the risk that a condition to closing of the merger may not be satisfied; the length of time necessary to consummate the proposed merger; the risk that the businesses will not be integrated successfully; the risk that the cost savings and any other synergies from the transaction may not be fully realized or may take longer to realize than expected; disruption from the transaction making it more difficult to maintain relationships with customers, employees or suppliers; the diversion of management time on merger-related issues; the effect of future regulatory or legislative actions on the companies; and the risk that the credit ratings of the combined company or its subsidiaries may be different from what the companies expect. These risks, as well as other risks associated with the merger, are more fully discussed in the joint proxy statement/prospectus that is included in the Registration Statement on Form S-4 (Registration No. 333-165640) that was filed by FirstEnergy with the SEC in connection with the merger. Additional risks and uncertainties are identified and discussed in FirstEnergy’s and Allegheny Energy’s reports filed with the SEC and available at the SEC’s website at www.sec.gov. Forward-looking statements included in this document speak only as of the date of this document. Neither FirstEnergy nor Allegheny Energy undertakes any obligation to update its forward-looking statements to reflect events or circumstances after the date of this document.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

In connection with the proposed merger, FirstEnergy filed a Registration Statement on Form S-4 (Registration No. 333-165640) with the SEC that includes a joint proxy statement of FirstEnergy and Allegheny Energy and that also constitutes a prospectus of FirstEnergy. FirstEnergy and Allegheny Energy are mailing the definitive joint proxy statement/prospectus to their respective shareholders on or about July 23, 2010. FirstEnergy and Allegheny Energy urge investors and shareholders to read the joint proxy statement/prospectus regarding the proposed merger, as well as other documents filed with the SEC, because they will contain important information. You may obtain copies of all documents filed with the SEC regarding this proposed transaction, free of charge, at the SEC’s website (www.sec.gov). You may also obtain these documents, free of charge, from FirstEnergy’s website (www.firstenergycorp.com) under the tab “Investors” and then under the heading “Financial Information” and then under the item “SEC Filings.” You may also obtain these documents, free of charge, from Allegheny Energy’s website (www.alleghenyenergy.com) under the tab “Investors” and then under the heading “SEC Filings.”

PARTICIPANTS IN THE MERGER SOLICITATION

FirstEnergy, Allegheny Energy and their respective directors, executive officers and certain other members of management and employees may be soliciting proxies from FirstEnergy and Allegheny Energy shareholders in favor of the merger and related matters. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of FirstEnergy and Allegheny Energy shareholders in connection with the proposed merger is set forth in the joint proxy statement/prospectus contained in the above-referenced Registration Statement on Form S-4. You can find information about FirstEnergy’s executive officers and directors in its definitive proxy statement filed with the SEC on April 1, 2010 and Annual Report on Form 10-K filed with the SEC on February 19, 2010. You can find information about Allegheny Energy’s executive officers and directors in its definitive proxy statement filed with the SEC on March 19, 2010 and Annual Report on Form 10-K filed with the SEC on March 1, 2010. Additional information about FirstEnergy’s executive officers and directors and Allegheny Energy’s executive officers and directors can be found in the above-referenced Registration Statement on Form S-4. You can obtain free copies of these documents from FirstEnergy and Allegheny Energy using the website information above.